                                                                                        Exhibit 5.2

                                                  December 19, 2003

O'Sullivan Furniture Factory Outlet, Inc.
1900 Gulf Street
Lamar, Missouri  64759

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing  this  opinion  letter in our  capacity  as special  legal  counsel to  O'Sullivan
Furniture Factory Outlet,  Inc. (the "Guarantor"),  in connection with the Guarantor's  proposed  guarantee,  along with the other  guarantors  under the Indenture (as defined below),  of $100,000,000 in aggregate  principal amount of 10.63% Senior Secured  Exchange Notes  due 2008 (the "Exchange  Notes").  The Exchange Notes are to be issued by
O'Sullivan  Industries,  Inc., a Delaware  corporation  (the  "Issuer"),  pursuant to a  Registration  Statement on
Form S-4 filed with the Securities and Exchange  Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration  Statement,  as amended or supplemented,  is hereinafter referred to as the  "Registration  Statement."  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the  "Guarantee")  along with the other guarantors  under the Indenture.  The Exchange Notes and the
Guarantee  are to be issued  pursuant  to the  Indenture  (as  amended  and  supplemented  from  time to time,  the
"Indenture"),  dated as of September 29,  2003 by and among the Issuer,  the Guarantor,  the other guarantors under the Indenture and The Bank of New York, as trustee.

                  In that connection,  we have examined  originals or copies  certified or otherwise  identified to our  satisfaction of such documents,  corporate  records and other  instruments as we have deemed necessary for the purposes of this opinion,  including (i)  the Articles of Incorporation  and Bylaws of the Guarantor;  (ii) minutes and records of the corporate  proceedings  of the Guarantor  with respect to the issuance of the Exchange Notes and the Guarantee;  (iii) the Indenture;  (iv)  the Registration  Statement;  and (v) such other records,  certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

                  For purposes of this opinion,  we have assumed the authenticity of all documents  submitted to us as originals,  the conformity to the originals of all documents  submitted to us as copies and the  authenticity of the originals of all documents  submitted to us as copies.  We have also assumed the  genuineness of the signatures of persons signing all documents in connection  with which this opinion is rendered,  the authority of such persons signing on behalf of the  parties  thereto  other than the  Guarantor,  and the due  authorization,  execution  and delivery  of all  documents  by the  parties  thereto  other than the  Guarantor.  As to any facts  material to the opinions  expressed herein,  we have not  independently  established or verified such facts and we have relied upon statements and  representations of officers and other  representatives of the Guarantor and others and no inference as to our knowledge concerning such facts should be drawn by such reliance.

                  Our opinions expressed below are subject to the  qualifications  that we express no opinion as to the applicability  of, compliance with, or effect of (i) any  bankruptcy,  insolvency,  reorganization,  fraudulent transfer,  fraudulent  conveyance,  moratorium or other similar law affecting the enforcement of creditors'  rights generally,  (ii) general  principals of equity (regardless of whether  enforcement is considered in a proceeding in equity or at law),  (iii) public  policy  considerations  which may limit the rights of  parties to obtain  certain remedies, and (iv) any securities or "blue sky" laws applicable in any jurisdiction.

                  Based upon and subject to the  foregoing  qualifications,  assumptions  and  limitations  and the further limitations set forth below, we are of the opinion that:

                  (i)      The  Guarantor has the  requisite  corporate  power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                  (ii)     The execution and delivery of the  Indenture by the  Guarantor  and the  performance  of its  obligations  thereunder,  has been duly authorized by the Guarantor and does not conflict with the articles of incorporation  or bylaws of the  Guarantor  or any  applicable  provision of Missouri law or require any consent of any Missouri governmental authority.

                  We hereby  consent to the filing of this opinion as Exhibit 5.2  to the  Registration  Statement.
We also consent to the reference to our firm under the heading "Legal Matters" in the  Registration  Statement.  In giving this  consent,  we do not thereby  admit that we are in the  category of persons  whose  consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on each legal issue  addressed  in this letter is based  exclusively  on the  internal law of the State of Missouri and the Missouri case law decided thereunder.

                  This opinion is limited to the specific issues addressed  herein,  and no opinion may be inferred or implied  beyond that  expressly  stated  herein.  We assume no obligation  to revise or supplement  this opinion should the present laws of the State of Missouri be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you in  connection  with the filing of the  Registration  Statement, and is not to be used, circulated,  quoted or otherwise relied upon for any other purposes,  except that Kirkland &
Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

                                                          Yours very truly,

                                                          BLACKWELL SANDERS PEPER MARTIN LLP